UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2022

ASTREA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39996	85-2609730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ocean Lane Drive, Apt. 3021, Key Biscayne, Florida 33149

(Address of Principal Executive Offices) (Zip Code)

(347) 607-8025

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock and one-half of one redeemable warrant	ASAXU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	ASAX	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	ASAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on August 9, 2021, Astrea Acquisition Corp., a Delaware corporation (“Astrea”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Astrea, Peregrine Merger Sub, LLC, a Florida limited liability company and direct, wholly-owned subsidiary of Astrea, Lexyl Travel Technologies, LLC, a Florida limited liability company, Double Peregrine Merger Sub, LLC, a Florida limited liability company and direct, wholly-owned subsidiary of HotelPlanner.com, and Benjamin & Brothers, LLC, a Florida limited liability company.

On February 13, 2022, by mutual agreement, the parties entered into a letter agreement to terminate the Merger Agreement. The foregoing summary of the letter agreement is qualified in its entirety by the text of the letter agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. As a result, the special meeting of Astrea stockholders scheduled for February 15, 2022 will not take place.

Astrea was incorporated for the purpose of effecting a merger, share purchase, reorganization or other similar business combination with one or more businesses or entities. Astrea intends to continue in its efforts to identify a prospective target business for an initial business combination. Under Astrea’s current amended and restated certificate of incorporation, Astrea has until February 8, 2023 to complete an initial business combination. If Astrea does not complete an initial business combination by such date (or such later date as may be approved by Astrea stockholders in an amendment to its amended and restated certificate of incorporation), Astrea will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account and not previously released to Astrea (less up to $100,000 of interest to pay liquidation expenses and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to Astrea’s obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1	Letter agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2022	ASTREA ACQUISITION CORP.

	By:	/s/ Jose Luis Cordova
Jose Luis Cordova
Chief Financial Officer

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